UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2018

TRANS WORLD ENTERTAINMENT CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-14818 (Commission file number)	14-1541629 (I.R.S. Employer Identification No.)

38 Corporate Circle,
Albany, New York 12203
(Address of principal executive offices)

(518) 452-1242
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In a Form 8-K filed on October 15, 2018, Trans World Entertainment Corporation (the “Company”) reported that Edwin Sapienza was appointed to the position of Chief Financial Officer of the Company. This Report on Form 8-K/A is being filed solely to provide certain information called for by Item 5.02(c)(3).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 23, 2018, in connection with Mr. Sapienza’s appointment as Chief Financial Officer, the Company set his base salary at $280,000 per year.  In addition, on October 23, 2018 the Company granted options to purchase 50,000 shares of Company common stock to Mr. Sapienza.  The stock options have an exercise price per share of $1.04, and they will vest in four equal annual installments beginning on the first anniversary of the date of grant.  On October 23, 2018 the Company also granted Restricted Stock Units to Mr. Sapienza with respect to 20,000 shares of Company common stock.  The Restricted Stock Units will also vest in four equal annual installments beginning on the first anniversary of the date of grant.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2018	TRANS WORLD ENTERTAINMENT CORPORATION

	By:	/s/ Mike Feurer Name: Mike Feurer Title: Chief Executive Officer